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                                                                   EXHIBIT 10.21

                              CALDERA SYSTEMS, INC.

                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "Agreement") is made as of December 30, 1999, between Caldera Systems, Inc., a Utah corporation (the "Company"), each of the holders of Series A Preferred Stock (as defined below), and each of the holders of Series B Preferred Stock (as defined below). Such holders are sometimes referred to herein individually as a "Stockholder" and collectively as the "Stockholders". Certain capitalized terms used herein are defined in Section 4 hereof.

         The Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of establishing the composition of the Company's Board of Directors (the "Board"). The execution and delivery of this Agreement is a condition to the purchase of Series B Preferred Stock by certain Stockholders pursuant to a purchase agreement dated as of the date hereof (the "Series B Purchase Agreement").

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1.       BOARD OF DIRECTORS.

                  (a) From and after the date hereof and until the earlier of
(x) the six month anniversary of the date of this Agreement if the Company has not completed a Qualified Public Offering (as defined in Section 4) by such date or (y) when the provisions of this Section 1 cease to be effective, each holder of Stockholder Shares shall vote all of its Stockholder Shares which are voting shares and any other voting securities of the Company over which such holder has voting control and shall take all other reasonably necessary or desirable actions within its control (whether in its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all reasonably necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                  (i) the authorized number of directors on the Board shall be established at nine (9) directors;

                  (ii) the following individuals shall be elected to the Board:

                           (A) two (2) representatives designated by the Series
                  A Preferred Stockholders, determined by a vote of the holders of a majority of the Stockholder


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                  Shares held by all such Series A Preferred Stockholders (the
                  "Series A Directors"), which shall initially be Ray Noorda and Ralph Yarro III;

                           (B) one (1) representative designated by Citrix
                  Systems, Inc. (the "Citrix Director"), which shall initially be Edward Iacobucci;

                           (C) one (1) representative designated by Egan
                  Managed-Capital, L.P. (the "Egan Managed-Capital Director"), which shall initially be John R. Egan;

                           (D) one (1) representative designated by Novell, Inc.
                  (the "Novell Director"), which shall initially be Carl Ledbetter;

                           (E) one (1) representative designated by Sun
                  Microsystems, Inc. (the "Sun Director"), who remains to be identified;

                           (F) the chief executive officer of the Company (the
                  "CEO Director"), which shall initially be Ransom H. Love;

                           (G) one (1) representative designated by MTI
                  Technology Corporation (the "MTI Director"), which shall initially be Thomas Raimondi; and

                           (H) one (1) representative designated by all holders
                  of Stockholder Shares determined on the basis of a vote of a majority of the Stockholder Shares held by all Stockholders, provided that such representative is not a member of the Company's management or an employee or officer of the Company (the "Outside Director"), and provided further that such Outside Director is experienced in and familiar with the management of a publicly-traded software company;

                  (iii) the removal from the Board (with or without cause) of any representative designated hereunder pursuant to subsection (ii) above shall be at the written request of the parties so designating such representative, but only upon such written request and under no other circumstances (in each case, determined on the same basis as the identity of such representative was determined pursuant to the applicable provision of subsection (ii) above), provided that if any director elected pursuant to subsection (ii)(D) above ceases to be the chief executive officer of the Company, he shall be promptly removed as a director; and

                  (iv) in the event that any representative designated hereunder pursuant to subsection (ii) above ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a representative designated pursuant to subsection
         (ii) above in accordance with the same clause of subsection (ii) above as such representative was originally designated.

                  (v) Immediately upon the date when any of Citrix Systems, Inc., Egan Managed-Capital, L.P., Novell, Inc. or Sun Microsystems, Inc. shall own less than 500,000 shares of the Series B Preferred Stock or Common Stock issued upon conversion of the


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         Series B Preferred Stock (other than due to reverse stock splits or other action of the Company), such entity will no longer be entitled to a representative on the Board as required by paragraph 1(a)(ii)(B),
         (C), (D) or (E) and such entity's representative on the Board shall be deemed to have resigned effective as of such date. The Board may, at the option of the Board, reduce the size of the Board by one director or, in the alternative, the vacancy may be filled pursuant to the provisions of paragraph 1(a)(ii)(H). It is the intention of the parties that the entities specified in subparagraph 1(a)(ii)(B), (C), (D) and
         (E) shall only be able to designate a director so long as they own 500,000 shares or more of Series B Preferred Stock of the Company or Common Stock issued upon conversion of the Series B Preferred Stock and that the right to elect a director shall not apply once such entity ceases to own at least 500,000 shares of the Series B Preferred Stock of the Company or Common Stock issued upon conversion of the Series B Preferred Stock.

         (b) Commencing on the sixth month anniversary of the date of this Agreement and continuing until the provisions of this Section 1 cease to be effective, each holder of Stockholder Shares shall vote all of its Stockholder Shares which are voting shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other reasonable and necessary or desirable actions within its control (whether in its capacity as a Stockholder, director, member of a Board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy, for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all reasonably necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                           (i) the authorized number of directors on the Board
                               shall be established at eleven (11) directors;

                           (iii) the following individuals shall be elected to
                                 the Board:

                           (A) four (4) representatives designated by the Series
                  A Preferred Stockholders, determined by a vote of the holders of a majority of the Stockholder Shares held by all such Series A Preferred Stockholders (the "Series A Directors");

                           (B) one (1) representative designated by Citrix
                  Systems, Inc. (the "Citrix Director"), which shall initially be Edward Iacobucci;

                           (C) one (1) representative designated by Egan
                  Managed-Capital, L.P. (the "Egan Managed-Capital Director"), which shall initially be John R. Egan;

                           (D) one (1) representative designated by Novell, Inc.
                  (the "Novell Director"), which shall initially be Carl Ledbetter;

                           (E) one (1) representative designated by Sun
                  Microsystems, Inc.] (the "Sun Director");


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                           (F) the chief executive officer of the Company (the
                  "CEO Director"), which shall initially be Ransom H. Love;

                           (G) one (1) representative designated by MTI
                  Technology Corporation (the "MTI Director") which shall initially be Thomas Raimondi; and

                           (H) one (1) representative designated by all holders
                  of Stockholder Shares determined on the basis of a vote of a majority of the Stockholder Shares held by all Stockholders, provided that such representative is not a member of the Company's management or an employee or officer of the Company (the "Outside Director"), and provided further that such Outside Director is experienced in and familiar with the management of a publicly-traded software company;

                  (iii) the removal from the Board (with or without cause) of any representative designated hereunder pursuant to subsection (ii) above shall be at the written request of the parties so designating such representative, but only upon such written request and under no other circumstances (in each case, determined on the same basis as the identity of such representative was determined pursuant to the applicable provision of subsection (ii) above), provided that if any director elected pursuant to subsection (ii)(D) above ceases to be the chief executive officer of the Company, he shall be promptly removed as a director; and

                  (iv) in the event that any representative designated hereunder pursuant to subsection (ii) above ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a representative designated pursuant to subsection
         (ii) above in accordance with the same clause of subsection (ii) above as such representative was originally designated.

                  (vi) Immediately upon the date when any of Citrix Systems, Inc., Egan Managed-Capital, L.P., Novell, Inc. or Sun Microsystems, Inc. shall own less than 500,000 shares of the Series B Preferred Stock or Common Stock issued upon conversion of the Series B Preferred Stock (other than due to reverse stock splits or other action of the Company), such entity will no longer be entitled to a representative on the Board as required by paragraph 1(b)(ii)(B), (C), (D) or (E) and such entity's representative on the Board shall be deemed to have resigned effective as of such date. The Board may, at the option of the Board, reduce the size of the Board by one director or, in the alternative, the vacancy may be filled pursuant to the provisions of paragraph 1(b)(ii)(H). It is the intention of the parties that the entities specified in subparagraph 1(b)(ii)(B), (C), (D) and (E) shall only be able to designate a director so long as they own 500,000 shares or more of Series B Preferred Stock of the Company or Common Stock issued upon conversion of the Series B Preferred Stock and that the right to elect a director shall not apply once such entity ceases to own at least 500,000 shares of the Series B Preferred Stock of the Company or Common Stock issued upon conversion of the Series B Preferred Stock.

                  (c) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board and any committee thereof.

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                  (d) The provisions of this Section 1 shall terminate
automatically and be of no further force and effect upon the first to occur of
(i) the written agreement of the parties hereto to terminate this Section 1 or
(ii) a Qualified Public Offering (as defined in Section 4 hereof).

                  (e) If any party fails to designate a representative to fill a directorship pursuant to the terms of this Section 1, the individual previously holding such directorship shall be elected to such position, or if such individual fails or declines to serve, the election of an individual to such directorship shall be accomplished in accordance with the Company's Bylaws and applicable law; provided that the Stockholders shall vote to remove such individual if the party which failed to designate such directorship so directs.

         2. REPRESENTATIONS AND WARRANTIES. Each Stockholder represents and warrants that (i) such Stockholder is the record owner of the number of shares of Preferred Stock and Stockholder Shares set forth opposite its name on Schedule A attached hereto, as applicable, (ii) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and (iii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

         3. TRANSFER. Prior to transferring any Stockholder Shares (other than a Public Sale) to any Person, the transferring holder of Stockholder Shares shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the other holders of Stockholder Shares a counterpart of this Agreement.

         4. DEFINITIONS.

         "Common Stock" means the Company's Common Stock, no par value per share.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Preferred Stock" means the Company's Series A Preferred Stock and Series B Preferred Stock.

         "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

         "Qualified Public Offering" means the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act, covering the

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offer and sale of Common Stock for the account of the Company at a price per share equal to or greater than $8.00 and in which the aggregate public offering price (before deduction of underwriters' discounts and qualifications) equals or exceeds $25 million.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Series A Preferred Stock" means the Company's Series A Preferred Stock, no par value per share.

         "Series B Preferred Stock" means the Company's Series B Preferred Stock, no par value per share.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Stockholder Shares" means (i) any Common Stock issued or issuable directly or indirectly upon conversion of the Preferred Stock and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Preferred Stock shall be deemed to be the holder of the Stockholder Shares issuable directly or indirectly upon conversion of the Preferred Stock in connection with the transfer thereof or otherwise and regardless of any restriction or limitation on the conversion thereof. As to any particular Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

         "Transfer" means any transfer, assignment, pledge or other disposition (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of any interest in Stockholder Shares.

         5. TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

         6. AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and the holders of the Stockholder Shares. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         7. SEVERABILITY. Whenever possible, each provision of this Agreement shall be

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interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         8. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         9. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

         10. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         11. REMEDIES. The Company and the holders of Stockholder Shares shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any holder of Stockholder Shares may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         12. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

                          Caldera Systems, Inc.
                          240 West Center Street
                          Orem, Utah 84057

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         13. GOVERNING LAW. The issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Utah, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. In furtherance of the foregoing, the internal law of the State of Utah shall control the interpretation and construction of this Agreement (and all schedules hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of same other jurisdiction would ordinarily apply.

         14. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                    * * * * *

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                     CALDERA SYSTEMS, INC.


                                     By:
                                        ----------------------------------------

                                     Its:
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